SCHEDULE 14A
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant:     Yes.

Filed by a Party other than the Registrant:  No.

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive  Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               FinishMaster, Inc.
                (Name Of Registrant As Specified In Its Charter)

                               FinishMaster, Inc.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
         (1)      Title of each class of securities to which transaction
                  applies:
         (2)      Aggregate number of securities to which transaction
                  applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)      Proposed maximum aggregate value of transaction:
         (5)      Total fee paid:
[ ]      Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previouIdentify the previous filing by registration statement number, or the Form or Schedule and the date of its filing
         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

                               FINISHMASTER, INC.
                          54 MONUMENT CIRCLE, SUITE 600
                           INDIANAPOLIS, INDIANA 46204
                                 (317) 237-3678


                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    ----------------------------------------
                            TO BE HELD APRIL 29, 1999

To the Shareholders of FinishMaster, Inc.:

         Notice is hereby given that the Annual Meeting of Shareholders of FinishMaster, Inc., an Indiana corporation (the "Company"), will be held at
University Place Conference Center & Hotel, 850 West Michigan Street, Indianapolis, Indiana on Thursday, April 29, 1999, at 10:00 a.m., local time, for the following purposes, all of which are more completely set forth in the accompanying proxy statement.

         1. Election of Directors. To elect seven (7) Directors for the ensuing year.

         2. Amendment to Stock Option Plan. To consider and act upon a proposal to amend the FinishMaster, Inc. Stock Option Plan.

         3. Other Business. To transact such other business as may properly come before the meeting.

         In accordance with the Bylaws of the Company and a resolution of the Board of Directors, the record date for the meeting has been fixed at April 6, 1999. Only Shareholders of record at the close of business on that date will be entitled to vote at the meeting or any adjournment thereof.

         We urge you to read the enclosed Proxy Statement carefully so that you may be informed about the business to come before the meeting, or any adjournment thereof. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose.

                                       By Order of the Board of Directors


                                        /s/ Andre B. Lacy
                                       Andre B. Lacy, Chairman of the Board
                                       and Chief Executive Officer

Indianapolis, Indiana
April 9, 1999

                             YOUR VOTE IS IMPORTANT

IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                               FINISHMASTER, INC.

                          54 Monument Circle, Suite 600
                           Indianapolis, Indiana 46204

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

         This Proxy Statement is being furnished to the holders of common stock, without par value (the "Common Stock"), of FinishMaster, Inc., an Indiana corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held at 10:00 a.m., local time, on Thursday, April 29, 1999, University Place Conference Center & Hotel, 850 West Michigan Street, Indianapolis, Indiana, and at any adjournment of such meeting.
This Proxy Statement is expected to be mailed to shareholders on or about April 9, 1999.

         The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted "FOR" each of the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.

         Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Chief Financial Officer of the Company written notice of the shareholder's revocation at any time before the commencement of the meeting (Robert R. Millard, 54 Monument Circle, Suite 600, Indianapolis, Indiana 46204), (ii) submitting a duly executed proxy bearing a later date, or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

         The purpose of this Annual Meeting of Shareholders shall be to (i) elect Directors, (ii) consider and act upon a proposal to amend the FinishMaster, Inc. Stock Option Plan (Amended and Restated as of June 30, 1998) (the "Stock Option Plan"), and (iii) transact such other business as may properly come before the meeting.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The Common Stock is the only voting stock of the Company. Holders of record at the close of business on April 6, 1999, are entitled to one (1) vote for each share of Common Stock held. As of March 1, 1999, there were 7,535,856 shares of the Company's Common Stock issued and outstanding, and the Company had no other class of equity securities outstanding. Holders of Common Stock entitled to vote at the meeting do not have cumulative voting rights in respect of the election of Directors.

         In an election of Directors, each Director is elected by a plurality of the votes cast. Other actions are authorized by the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock represented in person or by proxy at the meeting. Although Indiana law and the Articles of Incorporation and Bylaws of the Company are silent on the issue, it is the intent of the Company that proxies received which contain abstentions or broker non-votes as to any matter will be included in the calculation of the presence of a quorum, but will not be counted as votes cast for or against the action to be taken on the matter. Therefore, abstentions or broker non-votes will have no effect in the election of Directors, but will have the same effect as a vote against a particular issue with regard to the other matters to be considered.

Security Ownership By Principal Holders

         The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of March 1, 1999, by each person who is known to the Company to own 5% or more of its Common Stock:

                                          Number of Shares of
Name and Address of                          Common Stock
Beneficial Owner                          Beneficially Owned      % of Class
----------------                          ------------------      ----------
Lacy Distribution, Inc.(1)                   5,587,516 (1)          74.1%
54 Monument Circle, Suite 800
Indianapolis, Indiana   46204
Dimensional Fund Advisors Inc. (2)(3)          495,100 (2)           6.6%
1299 Ocean Avenue, 11th Floor
Santa Monica, California  90401

(1) Lacy Distribution, Inc., an Indiana corporation ("Distribution"), is a wholly-owned subsidiary of LDI, Ltd., an Indiana limited partnership ("LDI"). LDI has two general partners: LDI Management, Inc. ("LDIM"), its corporate managing general partner, and Andre B. Lacy, the Chairman and Chief Executive Officer of the Company. Distribution, LDI, LDIM and Andre B. Lacy have jointly filed a Schedule 13D to report beneficial ownership of the 5,587,516 shares held of record by Distribution. Andre
         B. Lacy, individually, owns an additional 12,000 shares of the Company's Common Stock and has 14,400 shares subject to options exercisable within 60 days.

(2) This information is based on Schedules 13D or 13G filed by the beneficial owner with the Securities and Exchange Commission. It does not reflect changes in those shareholdings which may have occurred since the dates of those filings.

(3) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios.") In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the securities of the Issuer described in this schedule that are owned by the Portfolios. All securities reported here are owned by the Portfolios, and Dimensional disclaims beneficial ownership of such securities.

                       PROPOSAL I - ELECTION OF DIRECTORS

         The Company's Bylaws provide that the number of Directors may be changed from time to time, as determined by the Board of Directors or shareholders of the Company. The Board of Directors currently consists of eight members. Mr. Fennessy presently serves as a Director of the Company, but has decided not to stand for reelection to the Board. Therefore, the Board of Directors has determined that the number of Directors shall be reduced from eight to seven effective upon the election of Directors at the Annual Meeting. Unless otherwise directed, each proxy executed and returned by a shareholder will be voted for the election of the nominees to the Board of Directors listed below under the caption "Director Nominees," to hold office until the next Annual Meeting or until their successors are elected. In the event any nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy holders will nominate and vote for a replacement nominee recommended by the Board of Directors. Proxies will be voted only to the extent of the number of nominees named. At this time, the Board of Directors knows of no reason why any nominee may not be able to serve as a Director if elected. Directors are elected to serve until the next Annual Meeting or until their successors are elected and qualified.

Security Ownership by Directors and Executive Officers

         The following table sets forth information as of March 1, 1999, with respect to the number and percentage of shares of Common Stock beneficially owned by (i) each Director and Director nominee, (ii) each Named Executive Officer (as defined below), and (iii) all Directors and executive officers of the Company as a group.

                                                                Amount and Nature
                                                             of Beneficial Ownership
                                                              of Common Stock as of
                                                                March 1, 1999 (1)
                                                      ----------------------------------------
      Name of                       Director of         Sole Voting &          Shared Voting &        Percentage
Beneficial Owner (1)               Company Since      Investment Power        Investment Power        of Class
--------------------               -------------      ----------------        ----------------        --------
Directors and Director Nominees:
Andre B. Lacy                           1996                26,400                 5,587,516(2)            74.4%
Thomas U. Young                         1996                49,300                       -                 *
Margot L. Eccles                        1996                 1,000                 5,587,516(2)            74.2%
William J. Fennessy#                    1996                   400                       -                 *
Walter S. Wiseman                       1996                 1,000                       -                 *
Peter L. Frechette                      1996                 6,000                       -                 *
Michael L. Smith                        1997                 3,500                       -                 *
David W. Knall                          1998                13,800                       -                 *

Other Executive Officers:
Thomas E. Case
   Senior Vice President                   -                10,000                       -                 *
John A. Lacy
   Senior Vice President                   -                 5,000                       -                 *
Robert R. Millard
   Senior Vice President and
      Chief Financial Officer              -                 5,000                       -                 *
Roger A. Sorokin
   Senior Vice President                   -                39,000                       -                 *
Charles R. Stephenson,
   Senior Vice President                   -                16,000                       -                 *
Charles VanSlaars
   Senior Vice President                   -                12,000                       -                 *
All directors and executive
officers as a group (14)                   -               188,400                 5,587,516(2)            75.1%

*        Beneficial ownership does not exceed one percent (1%).
#        Not a Director nominee.
(1) Based upon information furnished by the respective director nominees and executive officers. Under applicable regulations, shares are deemed to be beneficially owned by a person if he directly or indirectly has or shares the power to vote or dispose of the shares and if he has the right to acquire such power with respect to shares within 60 days. Accordingly, shares subject to options are only included if exercisable within 60 days. Includes shares beneficially owned by members of the immediate families of the director nominees or executive officers residing in their homes.
(2) Includes all 5,587,516 shares of Common Stock held directly by Distribution. Mr. Lacy, the Chairman and CEO of the Company, is a general partner of LDI, the parent entity of Distribution. Mr. Lacy is also the sole shareholder and the Chairman, President and Chief Executive Officer of LDIM, and he is the Chairman and Chief Executive Officer of Distribution. Ms. Eccles serves as a Director and as a Vice President of LDIM and as a Director and Vice President of Distribution. Due to their positions with LDIM and Distribution, Mr. Lacy and Ms. Eccles may be deemed to have voting and dispositive power with respect to these shares, and therefore to own such shares beneficially under applicable regulations.

Director Nominees

         The  following   information  is  furnished   concerning  the  Director
nominees, all of whom have been nominated by the Board of Directors.

         Mr. Lacy (age 59) was elected Chairman of the Board of Directors and Chief Executive Officer of the Company in July, 1996. Mr. Lacy is President,
Chief Executive Officer and Chairman of the Board of Directors of LDIM, the corporate managing general partner of LDI. Mr. Lacy, individually, also serves as a general partner of LDI. Mr. Lacy serves as President, Chief Executive Officer and Chairman of the Board of Directors of Distribution. Except for his positions with the Company, Mr. Lacy has served in these capacities for more than the previous five years. Mr. Lacy is also the Chairman of the Board of Directors and Chief Executive Officer of Thompson PBE, Inc., a Delaware corporation ("Thompson"), which was acquired by the Company in November, 1997. Mr. Lacy also serves as a director of Tredegar Industries, Inc., Albemarle Corporation, IPALCO Enterprises, Inc., Herff Jones, Inc., The National Bank of Indianapolis, and Patterson Dental Company. Mr. Lacy is the brother of Margot L. Eccles and the father of John A. Lacy.

         Mr. Young (age 66) was named Vice Chairman of the Board of Directors of the Company in July, 1996, and was subsequently elected President and Chief Operating Officer of the Company effective July 24, 1996. Mr. Young has served as a Vice President of LDIM since June, 1996. Mr. Young also serves as a director and as the President and Chief Operating Officer of Thompson, which was acquired by the Company in November, 1997. From 1989 until May 31, 1996, Mr. Young served as the World Wide Director of the Refinish Business for E.I. duPont de Nemours and Company, Wilmington, Delaware.

         Ms. Eccles (age 63) has served as a Director of the Company since July, 1996. She has served as a Director of LDIM and as its Vice President and Assistant Secretary for more than the previous five years. Ms. Eccles also serves as a Director, Vice President and Assistant Secretary of Distribution. She has served as a Director of Thompson since its acquisition by the Company in November, 1997. Ms. Eccles is the sister of Andre B. Lacy and the aunt of John
A. Lacy.

         Mr. Frechette (age 61) has served as a Director of the Company since August, 1996. He has also served as Chairman of the Board, President, and Chief Executive Officer of Patterson Dental Company, a distributor of dental supplies and equipment based in St. Paul, Minnesota, for more than the past five years.

         Mr. Smith (age 50) has served as a Director of the Company since October, 1997. Mr. Smith was named Executive Vice President and Chief Financial Officer of Anthem, Inc., a Blue Cross Blue Shield licensee and provider of health care services, effective in April 1999, having served as a Senior Vice President of such organization since March 1998. Mr. Smith served as Chief Operating Officer and Chief Financial Officer of American Health Network, Inc., a physician practice management company and wholly owned subsidiary of Anthem, Inc., from April 1996 to March 1998. Between January, 1996 and March, 1996, Mr. Smith served as President of Somerset Financial Services, an Indianapolis-based provider of financial services and a division of Somerset Group, Inc. Mr. Smith served as Chairman of the Board, President and Chief Executive Officer of Mayflower Group, Inc., an Indianapolis-based holding company with operations in the moving and storage and student transportation industries, between June, 1990 and March, 1995. Mr.
Smith also serves as a Director of First Indiana Corporation and Somerset Group, Inc.

         Mr. Wiseman (age 53) has served as a Director of the Company since July, 1996. Effective February 28, 1997, Mr. Wiseman retired as a Vice President of LDIM and as President of Major Video Concepts, Inc. ("MVC"), a wholesale distributor of videocassettes based in Indianapolis, Indiana, and a wholly-owned subsidiary of Distribution, having held such positions for more than the previous five years. From March 1, 1997 to February 28, 1998, Mr. Wiseman has served as a consultant to Distribution. In connection with his services for Distribution, Mr. Wiseman was engaged to provide consulting services related to certain administrative and systems functions of the Company following the acquisition of Thompson.

         Mr. Knall (age 54) has served as a Director of the Company since October 1998. Mr. Knall is a Seor Managing Director of McDonald Investments, Inc., a leading regional investment banking brokerage and investment advisory company. He has held that position since 1983. Mr. Knall first joined McDonald Investments, Inc. in 1969, and he became the manager of that firm's Indianapolis office in 1976. Mr. Knall is a member of the Indianapolis Society of Securities Analysts and of the Board of Arbitrators of the National Association of Securities Dealers (NASD). He serves as a Director of Indianapolis Zoological Foundation, T.M. Englehart, Regenstrief Institute, Goodwill Industries Foundation and the Indianapolis Public Library Foundation. He is also a trustee of the Indianapolis Museum of Art, Wabash College and the Christian Theological Seminary. He has also served as a Director of Peoples Bank Corporation of Indianapolis since 1991.

         Except for Andre B. Lacy, John A Lacy and Ms. Eccles, no Director or nominee for Director is related to any other Director or nominee for Director or executive officer of the Company by blood, marriage, or adoption, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

                The Directors Shall Be Elected upon Receipt of a
                  Plurality of Votes Cast at the Annual Meeting

Meetings and Committees of the Board of Directors

         The management of the Company is under the direction of the Board of Directors (the "Board"). During the year ended December 31, 1998, the Board met three (3) times in addition to taking a number of actions by unanimous written consent. During such period, no incumbent Director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he or she served.

         The Board has established an Audit Committee, a Compensation Committee, an Executive Committee and an Independent Directors Committee. For the year ended December 31, 1998, all of the members of the Board were appointed to the Audit Committee, with Walter S. Wiseman serving as the Chair of such committee until June 30, 1998 and Michael L. Smith serving as Chair thereafter. The Audit Committee met two (2) times in the year ended December 31, 1998. The Audit Committee recommends the annual appointment of the Company's auditors and reviews the scope of audit and non-audit assignments, related fees, the accounting principles used by the Company in financial reporting, internal financial auditing procedures and the adequacies of the Company's internal control procedures.

         The Compensation Committee consisted of Margot L. Eccles (serving as Chair), Peter L. Frechette and Mr. Wiseman until June 30, 1998. After June 30, 1998, the Compensation Committee consisted of Mr. Frechette (serving as Chair), Mr. Smith and Mr. Wiseman. The Compensation Committee determines executive officer salaries and bonuses and administers the Company's stock option plan (acting as the Stock Option Committee). The Compensation Committee met once and otherwise took action by unanimous written consent during the year ended December 31, 1998.

         The Executive Committee has all authority of the Board of Directors during intervals between meetings of the Board subject to such limitations as may be imposed by law, by subsequent resolution of the Board or by the By-Laws. The members of the Executive Committee are Andre B. Lacy and Thomas U. Young. The Executive Committee did not meet during the year ended December 31, 1998.

         The Independent Directors Committee was first established in November 1997. It considers issues in which LDI or its affiliates have a real or apparent conflict of interest with the Company. The Independent Directors Committee for the year ended December 31, 1998 consisted of Mr. Frechette (serving as Chair) and Mr. Smith. On June 30, 1998, Mr. Wiseman was added to the Independent Directors Committee. The committee met four (4) times during the year ended December 31, 1998.

         The Board does not have a standing nominating committee.

Director Compensation

         In the year ended December 31, 1998, the non-employee Directors of the Company were paid a board meeting fee of $1,000 per meeting, a committee meeting fee of $750 per meeting, and a telephonic board meeting fee of $250 per meeting. Until June 30, 1998, the non-employee Directors were paid an annual retainer of $6,000. Effective June 30, 1998, in lieu of the annual cash retainer, the non-employee Directors are granted options to purchase 1,000 shares of Common Stock annually upon their election to the Board. Those non-employee Directors serving on the Board as of February 24, 1999 were granted options to purchase 1,000 shares each. Directors of the Company who are employees of FinishMaster, Distribution, LDI, LDIM or their affiliates do not receive compensation for their services as Directors.

Compliance with Reporting Requirements

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires the Company's Directors and executive officers and beneficial owners of more than 10% of the Company's equity securities to file with the Securities and Exchange Commission ("SEC") certain reports regarding the ownership of the Company's securities or any changes in such ownership. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

         Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file by those dates during the last year. To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than 10% beneficial owners were complied with in the last year, except for the following: (a) Michael L. Smith, Margot L. Eccles, Andre B. Lacy, Thomas U. Young, William J. Fennessy, Charles R. Stephenson and Roger A. Sorokin filed Form 5s one day late, (b) John A. Lacy filed a Form 3 late, (c) Thomas U. Young reported his acquisition of 1,000 shares in September 1998 on a Form 5 at year end instead of reporting earlier on a Form 4, and (d) Andre B. Lacy, Margot L. Eccles, LDI, LDIM and Distribution reported their change in beneficial ownership pursuant to the merger of LDI AutoPaints, Inc. ("AutoPaints") with and into the Company on June 30, 1998 on Form 5s at year end instead of reporting earlier on Form 4s.

Remuneration of Executive Officers

         The following table summarizes, for the Company's last three completed years ended December 31, 1998, the compensation of the persons who served as Chief Executive Officer of the Company during the year ended December 31, 1998 and each of the other most highly compensated executive officers of the Company who were serving as such at the end of such period and whose salary and bonus compensation exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries during the most recent year (collectively, the "Named Executive Officers"). With the exception of Mr. Lacy, who serves as Chief Executive Officer, and Mr. Young, who serves as President and Chief Operating Officer of the Company, employees of LDI who serve as officers of the Company serve without compensation from the Company. See "Certain Relationships and Related Transactions."

                           SUMMARY COMPENSATION TABLE

                                                            Annual Compensation         Long-Term
                                                                                      Compensation
                                                                                       Securities      All Other
     Name and                            Fiscal                                        Underlying       Compen-
Principal Position                        Year            Salary           Bonus       Options(1)      sation(2)
------------------                        ----            ------           -----       ----------      ---------
Andre B. Lacy...........................   1998               -- (3)          --         72,000            --
Chief Executive Officer                    1997               -- (3)          --             --            --
                                           1996 (4)           -- (3)          --             --            --

Thomas U. Young.........................   1998         $323,000 (5)          --         72,000       $73,000 (5)
President and Chief Operating              1997           64,000 (5)          --             --            --
Officer                                    1996 (4)      112,500 (5)          --             --            --

Charles R. Stephenson...................   1998         $125,000         $29,313         15,000        $4,957 (6)
Senior Vice President                      1997           48,077 (7)          --          5,000        30,355 (8)
                                           1996               --              --             --            --

Roger A. Sorokin........................   1998         $122,307         $28,450         15,000       $12,259 (9)
Senior Vice President                      1997          100,500            --            5,000         3,211
                                           1996           99,081          13,825             --         2,921

Thomas E. Case..........................   1998         $135,000 (10)         --         15,000          $600 (11)
Senior Vice President                      1997               --              --             --            --
                                           1996               --              --             --            --

(1)      Represents the number of shares for which options were granted.
(2) Represents the Company's 25% match of up to 6% of employee deferrals of currently earned income into the 401(k) Employee Savings Plan and any profit sharing contributions made by the Company for eligible employees to the 401(k) Employee Savings Plan at the rate of 1% of compensation.
(3) Mr. Lacy serves as Chairman and Chief Executive Officer of the Company with no compensation other than the grant of stock options as determined by the Compensation Committee. See "Compensation Report on Executive Compensation."

(4) Represents amounts paid in the period from July, 1996 through December 31, 1996. Mr. Lacy and Mr. Young were not executive officers of the Company until July, 1996, when AutoPaints acquired the shares of Common Stock held by Maxco, Inc., a Michigan corporation.
(5) Represents sums paid by the Company to AutoPaints for services provided to the Company by Mr. Young through June 30, 1998. Represents sums paid by the Company to Distribution for services provided to the Company by Mr. Young after June 30, 1998. During 1998, the sum of Salary and All Other Compensation was invoiced periodically to the Company by AutoPaints and Distribution based on Mr. Young's 1998 salary and other employee fringe benefits.
(6) In addition to 401(k) Employee Savings Plan compensation, consists of car allowance.
(7) Represents amounts paid in the period from August 11, 1997 (the date on which Mr. Stephenson joined the Company) through December 31, 1997.
(8) Consists principally of travel and moving expenses and related costs associated with Mr. Stephenson's relocation upon joining the Company.
(9) In addition to 401(k) Employee Savings Plan compensation, consists of car allowance and moving expenses and related costs associated with Mr. Sorokin's relocation to Indiana.
(10) Mr. Case became an employee of the Company upon the Company's acquisition of Thompson.
(11)     Consists of car allowance.

              Stock Options Granted in Year Ended December 31, 1998

         The following table sets forth information related to options granted during the year ended December 31, 1998 to each of the Named Executive Officers to whom options have been granted.

                                             Individual Grants
                          --------------------------------------------------------     Potential Realizable Value
                                        % of Total                                        at Assumed Annual Rates
                                          Options                                            of Stock Price
                          Securities    Granted to                                            Appreciation
                          Underlying   Employees in      Exercise or                            for Option Term
                            Options        Year          Base Price      Expiration    ----------------------------
     Name                 Granted (#)      1998            ($Sh)            Date          5%($)(1)      10%($)(1)
     ----                 -----------      ----         ------------  ----------------          --------      ---------
Andre B. Lacy              40,000          15.2%         $ 11.55         June 30, 2003     $ 74,000      $214,400
Andre B. Lacy              32,000          12.1%         $ 10.50         June 30, 2008     $211,200      $535,360
Thomas U. Young            72,000          27.3%         $  6.00      October 27, 2008     $271,440      $688,320
Charles R. Stephenson      15,000           5.7%         $  8.25     February 12, 2008     $ 77,700      $197,250
Roger R. Sorokin           15,000           5.7%         $  8.25     February 12, 2008     $ 77,700      $197,250
Thomas E. Case             15,000           5.7%         $  8.25     February 12, 2008     $ 77,700      $197,250

(1) These gains are based upon assumed rates of annual compound stock appreciation of 5% and 10% from the date the options were granted over the full option term. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on option exercises are dependent upon the future performance of the Shares and overall stock market conditions. There can be no assurance that the amounts reflected on this table will be achieved.

         The following table sets forth certain information regarding the total number of stock options held by each of the Named Executive Officers, and the aggregate value of such stock options, as of December 31, 1998. None of such stock options had been exercised as of such date.

         Aggregated Option Exercises in the Year Ended December 31, 1998
                           and Year-End Option Values

                                                        Number of Securities
                                                       Underlying Unexercised          Value of In-the-Money
                                                         Options at the Year            Unexercised Options
                                                               Ended                    at the Year ended
                            Shares                       December 31, 1998            December 31, 1998 ($)
                          Acquired on     Value       --------------------------    ------------------------------
       Name               Exercise(#)  Realized ($)   Exercisable  Unexercisable    Exercisable      Unexercisable
       ----               -----------  ------------   -----------  -------------    -----------      -------------
Andre B. Lacy                --            --           14,400        57,600          $      0 (1)     $      0 (1)
Thomas U. Young              --            --           48,000        24,000          $ 48,000         $ 24,000
Charles R. Stephenson        --            --           15,000         5,000          $      0 (1)     $      0 (1)
Roger A. Sorokin             --            --           38,000         5,000          $      0(1)      $      0 (1)
Thomas E. Case               --            --           10,000         5,000          $      0 (1)     $      0 (1)

(1) Since the fair market value of the shares subject to option was less than the exercise price of the options at December 31, 1998, such options were not "in-the-money."

Compensation Committee Interlocks and Insider Participation

         For the year ended December 31, 1998, the Compensation Committee of the Board (the "Committee") consisted of Ms. Eccles, Mr. Frechette and Mr. Wiseman until June 30, 1998 and Mr. Frechette, Mr. Smith and Mr. Wiseman thereafter. Ms. Eccles is an executive officer of LDIM, the managing general partner of LDI, which indirectly owns 74.1% of the Company's Common Stock. See "Certain Relationships and Related Transactions" below. Mr. Lacy, the Company's Chief Executive Officer, is a member of the Compensation Committee of Patterson Dental Company. Mr. Frechette, who is a Director and member of the Company's Compensation Committee, is the Chief Executive Officer of Patterson Dental Company.

Compensation Committee Report on Executive Compensation

Overview and Philosophy

         The Committee is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. In addition, the Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the executive officers of the Company.

         The objectives of the Company's executive compensation program are to:

           o      Support the achievement of desired Company performance.

           o Provide compensation that will attract and retain superior talent and reward performance.

           o Align the executive officers' interests with the success of the Company by placing a portion of pay at risk, with payout dependent upon corporate performance.

         The executive compensation program provides an overall level of compensation opportunity that is competitive with companies of comparable size and complexity. The Committee will use its discretion to set executive compensation where in its judgment external, internal or an individual's circumstances warrant it.

Executive Officer Compensation Program

         The Company's  executive officer  compensation  program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, and various benefits, including medical and deferred compensation plans, generally available to employees of the Company.

Base Salary

         Base salary levels for the Company's executive officers are competitively set relative to other comparable companies. In determining salaries the Committee also takes into account individual experience and performance.

Annual Incentive Compensation

         The Company's annual incentive program for executive officers and key managers provides direct financial incentives in the form of an annual cash bonus to executives based on the Company's ability to meet or exceed a target return on investment. Specific individual performance is also taken into account in determining bonuses.

Stock Option Program

         The stock option program is the Company's long-term incentive plan for executive officers and key employees. The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a significant, long-term ownership position in the Company's Common Stock.

         The Stock Option Plan was adopted by the Company's Board of Directors in November 1993, was ratified by the then sole stockholder on November 30, 1993 and was amended and restated by the Board of Directors on April 30, 1997 and was further amended and restated by the Board of Directors on June 30, 1998. The Stock Option Plan provides for the grant of both incentive stock options intended to qualify for preferential tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended, and non-qualified stock options that do not qualify for such treatment. The Stock Option Plan authorizes a committee of directors to award executive and key employee stock options. The Compensation Committee functions as the Stock Option committee. The Committee functions as the Stock Option Plan committee. Stock options are granted at an option price no less than the fair market value of the Company's Common Stock on the date of grant, have ten year terms and can have exercise restrictions established by the Committee. A total of 600,000 shares of Common Stock have been reserved for issuance under the Stock Option Plan.

         During the year ended December 31, 1998, options for 263,800 shares were granted to officers and key employees.

Deferred Compensation

         The Company's employees participate in the FinishMaster, Inc. 401(k) Employee Savings Plan. The 401(k) plan is a "cash or deferred" plan under which employees may elect to contribute a certain portion of their annual compensation which they would otherwise be eligible to receive in cash. The Company has agreed to make a matching contribution of 25% of the employees' contributions of up to 6% of their annual compensation. Contributions must be made from current or retained earnings of the Company and may be contributed in cash or Company Common Stock. All full time employees of the Company or its subsidiary who have completed one year of service are eligible to participate in the plan. Participants are immediately 100% vested in all participant contributions and vest 20% per year over five years with respect to "company match" contributions. The plan does not contain an established termination date, and it is not anticipated that it will be terminated at any time in the foreseeable future.

Benefits

         The Company provides medical benefits to the executive officers that are generally available to Company employees. The amount of perquisites, as determined in accordance with the rules of the SEC relating to executive compensation, did not exceed 10% of salary for the year ended December 31, 1998.

Chief Executive Officer

         Andre B. Lacy served as the Company's Chief Executive Officer for year ended December 31, 1998, having first been named to such position in July, 1996. Mr. Lacy did not receive any monetary compensation from the Company for the year ended December 31, 1998 for his services as a Director and the Chief Executive Officer of the Company. In recognition of the significant amount of time, energy, expertise, thought and judgment, including strategy, strategic planning, customer and supplier relations, investor and lender relations, leadership and management and operational oversight, Mr. Lacy was granted options to purchase 72,000 shares on June 30, 1998 with 14,400 shares vested immediately and the rest vesting in equal annual installments over a period of four years. The Compensation Committee believes that the value of those options, based on a 15% compounded growth rate over a five-year period would provide Mr. Lacy with no more than 50% of the average compensation level of comparable executives in the Company's industry.

         The Compensation Committee of the Company as of the year ended December 31, 1998:

                  Peter L. Frechette
                  Michael L. Smith
                  Walter S. Wiseman - Chairman

                          COMPARATIVE STOCK PERFORMANCE

         The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the period beginning February 23, 1994 and ending December 31, 1998, with the cumulative total return on the CRSP Total Return Index for the Nasdaq Stock Market (US Companies)(1) and the Nasdaq Index of Non-Financial Companies(2) over the same period, assuming the investment of $100 in the Company's Common Stock, the Nasdaq U.S. Index and the Nasdaq Non-Financial Index on February 23, 1994, and reinvestment of all dividends.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                     OF COMPANY, PEER GROUP AND BROAD MARKET


                                [GRAPH OMITTED]


                              3/31/94    3/31/95   3/31/96   12/31/96  12/31/97  12/31/98
                              -------    -------   -------   --------  --------  --------
FinishMaster Stock              100       168.49    126.03     79.45    128.77     76.71
NASDAQ Market Index US Cos      100       111.25    151.05    177.47    217.73    306.07
NASDAQ Non-Financials           100       109.59    147.86    171.04    200.67    293.91


THE PEER GROUP CHOSEN WAS:
NASDAQ NON-FINANCIAL INDEX

THE BROAD MARKET INDEX CHOSEN WAS:
NASDAQ MARKET INDEX -- U.S. COMPANIES

(1) The CRSP Total Return Index for the Nasdaq Stock Market (US Companies) is composed of all domestic common shares traded on the Nasdaq National Market and the Nasdaq Small-Cap Market.
(2)      Nasdaq index of non-financial companies.

Certain Relationships and Related Transactions

         In connection with the acquisition of Thompson, the Company entered into a Subordinated Note Agreement with LDI dated November 19, 1997, pursuant to which LDI loaned the Company $30 Million on an unsecured basis. The obligation bears interest at a rate of 9%, with interest payable quarterly and with principal due on May 19, 2004. Repayment of this obligation is subordinated to the Company's bank credit facility. On March 27, 1998, the Company entered into a Credit Agreement with LDI pursuant to which LDI has agreed to make available to the Company a $10 million unsecured, revolving line of credit for a one year period. No amounts are outstanding under the revolving line of credit with LDI. The obligations of the Company under the Credit Agreement are also subordinated to the Company's bank credit facility. The Company believes that both credit facilities with LDI are on terms at least as favorable as those that could be obtained by arms-length negotiations with an unaffiliated third party.

         Effective March 1, 1998, the Company relocated its administrative headquarters from Kentwood, Michigan to newly renovated office space located in Indianapolis, Indiana and leased by the Company from LDI. In the year ended December 31, 1998, the Company made lease and repair and maintenance payments to LDI for this space of $105,000. The Independent Directors Committee has reviewed the terms of the lease, completed an analysis of comparable market rates and has determined that such lease terms are fair to the Company. The Board of Directors has also considered the terms of the lease and believes that the terms of the lease are at least as favorable as those that could be obtained by arms-length negotiations with an unaffiliated third party.

                                   ACCOUNTANTS

         PricewaterhouseCoopers LLP has served as auditors for the Company for the year ended December 31, 1998. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative so desires. Such representative will also be available to respond to any appropriate questions shareholders may have. The Board of Directors of the Company has not yet completed the process of selecting an independent public accounting firm to audit its books, records and accounts for the fiscal year ended December 31, 1999.

                  PROPOSAL II - AMENDMENT TO STOCK OPTION PLAN

         The Board of Directors is proposing that the Stock Option Plan be amended as follows:

         (a) to increase the number of shares reserved for issuance upon the exercise of options granted under the Stock Option Plan;

         (b) to change the method of determining the exercise price of stock options issued under the Stock Option Plan;

         (c) to change the method of determining the number of options granted to non-employee Directors;

         (d) to increase the maximum number of shares subject to options which can be granted to any individual in any one year;

         (e) to clarify and change the requirements with respect to exercise of options after termination of employment;

         (f) to allow optionees, subject to the approval of the Stock Option Committee, to exercise their options by tendering shares; and

         (g) to provide a "reload option" feature in the event optionees exercise their options by tendering shares.

Summary of Stock Option Plan

         The Board of Directors of the Company adopted, and the then sole shareholder of the Company ratified, the Stock Option Plan in November 1993. It was amended and restated on April 30, 1997, and amended and restated again on June 30, 1998. The essential features of the Stock Option Plan are summarized below.

Purpose

         The purpose of the Stock Option Plan is to provide Directors, certain officers and other key employees (currently approximately 103 persons) who are materially responsible for the management or operation of the business of the Company or its subsidiaries a favorable opportunity to acquire shares of the Company's Common Stock, thereby providing them with an increased incentive to work for the success of the Company and its subsidiaries and to enable the Company and its subsidiaries to attract and retain capable executive personnel.

Administration

         The Stock Option Plan is administered, construed and interpreted by the Board of Directors or by a committee consisting of at least two non-employee, or outside, Directors (the "Stock Option Committee"). The Compensation Committee serves as the Stock Option Committee. The Stock Option Committee selects the individuals to whom options will be granted and determines the time of grant, the number of shares of stock to be covered by each option, the option price, the period within which the option may be exercised, whether the option is an incentive stock option or non-qualified stock option, and any other terms and conditions of the options granted.

Eligibility

         The Stock Option Committee may grant options to officers and other key employees of the Company or its subsidiaries who in the opinion of the Stock Option Committee are from time to time materially responsible for the management or operation of the business of the Company or its subsidiaries. As the Stock Option Plan presently exists, each non-employee Director automatically receives an option to purchase one thousand (1,000) shares of Common Stock upon election or re-election to the Board of Directors. For a description of how this would change if the proposed amendment is approved, see "Proposed Amendments to the Stock Option Plan -- Options Granted to Non-Employee Directors."

Terms of Options

         Stock Option Price. Prior to the approval of the proposed amendment to the Stock Option Plan, the price to be paid for shares of Common Stock upon the exercise of each stock option is the closing price as reported on the market on which the shares are traded on the date of grant. In no event may the option price in the case of an incentive stock option be less than the fair market value on the date granted. For a description of how the determination of the option price would change if the proposed amendment is approved, see "Proposed Amendments to the Stock Option Plan -- Determination of Exercise Price."

         Option Term. No option may be exercisable after the expiration of the term fixed by the Stock Option Committee, and no term shall exceed ten years from the date on which the option is granted.

         Exercise of Option. The option price of each share of Common Stock is to be paid in full in cash at the time of exercise. Under certain circumstances, the Stock Option Plan permits optionees to deliver a notice to their broker to deliver to the Company the total option price in cash and the amount of any taxes to be withheld from the optionee's compensation as a result of any withholding tax obligation of the Company. The options may be exercisable in full at any time during their term, or exercisable in such equal or non-equal installments as the Stock Option Committee may determine. For a description of how this would change if the proposed amendment is approved, see "Proposed Amendments to the Stock Option Plan -- Exercise by Tender of Shares."

         Termination of Option. If an optionee ceases to be an employee of the Company or one of its subsidiaries or if there is a disposition of a subsidiary for which the optionee performed the majority of his or her services, any option granted to such optionee shall terminate three months from such cessation. If an optionee ceases to be an employee by reason of retirement upon or after reaching the age of sixty, the Committee may extend the period within which the option may be exercised following cessation of employment. If cessation of employment is due to permanent and total disability the optionee has the right to exercise the options at any time within twelve months after such cessation. For a description of how this would change if the proposed amendment is approved, see "Proposed Amendments to the Stock Option Plan -- Vesting of Options on Termination of Employment."

         Nontransferability of Option. An optionee's rights under the Stock Option Plan may not be transferred otherwise than by will or the laws of descent and distribution and during the lifetime of the optionee shall be exercisable only by the optionee.

         Maximum Incentive Stock Options. The aggregate fair market value of Common Stock subject to incentive options that are exercisable for the first time by an employee during any calendar year under the Stock Option Plan or any other plan of the Company or its subsidiaries shall not exceed $100,000. For this purpose, the fair market value of such shares shall be determined as of the date the option is granted and shall be computed in the manner determined by the Stock Option Committee consistent with requirements of the Internal Revenue Code of 1986, as amended (the "Code"). If the immediate exercisability of incentive stock options arising from retirement, death or permanent disability or from any change of control would cause this $100,000 limitation to be exceeded for an optionee, such incentive stock options will be automatically converted into non-qualified stock options to the extent necessary to comply with the $100,000 limitation.

Adjustment of Shares

         In the event of any change in the outstanding shares of Common Stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares, exchange of shares, merger or consolidation, liquidation, or any other change in the nature of the shares of Common Stock, the Stock Option Committee shall determine what changes, if any, are appropriate in the number and kind of shares of Common Stock reserved under the Plan, in the number of shares which may be issued to any individual in any calendar year and in the option price under and the number and kind of shares of Common Stock covered by outstanding options granted under the Stock Option Plan.

Other Provisions

         The Stock Option Committee may also prescribe, amend and rescind rules and regulations relating to the Stock Option Plan, and may make all other determinations necessary or advisable in the administration of the Stock Option Plan.

Amendment and Termination

         The Board of Directors may amend the Stock Option Plan from time to time, except that shareholder approval is required in order to (a) increase the number of shares of Common Stock reserved for issuance under the Stock Option Plan (except with respect to an adjustment of shares as described above), (b) extend the period during which an option may be exercised beyond ten years from the date on which such option was granted, (c) materially modify the class of employees to whom options may be granted, and (d) make any other amendment which may require the approval of the shareholders under applicable law or under the rules and regulations of the market on which the shares are traded. Without the consent of the optionee, no amendment may make any changes in any outstanding option which would adversely affect the rights of such optionee. The Board of Directors may terminate the Stock Option Plan at any time. Such termination, however, shall not affect the validity of any option previously granted under the Stock Option Plan. No option may be granted more than ten years after the Stock Option Plan was adopted.

Federal Income Tax Consequences

         The grant of incentive and non-qualified stock options will have no federal tax consequences to the Company or the optionee. Moreover, if an incentive stock option is exercised (a) while the employee is employed by the Company or its subsidiaries, (b) within three months after the optionee ceases to be an employee of the Company or its subsidiaries, (c) after the optionee's death, or (d) within one year after the optionee ceases to be an employee of the Company or its subsidiaries if the optionee's employment is terminated because of permanent and total disability (within the meaning of ss. 22(e)(3) of the Code), the exercise of the incentive stock option will ordinarily have no federal income tax consequences to the Company or the optionee. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price of the option will, along with other specified items, be considered taxable income in the taxable year of the optionee in which the option was exercised for purposes of determining the applicability of the alternative minimum tax. As a result, the exercise of an incentive stock option may subject an optionee to an alternative minimum tax depending on that optionee's particular circumstances.

         On the other hand, the recipient of a non-qualified stock option generally will realize taxable ordinary income at the time of exercise of his option in an amount equal to the excess of the fair market value of the shares acquired at the time of such exercise over the option price. A like amount is generally deductible by the Company for federal income tax purposes as of that date, as long as the Company withholds federal income tax with respect to that taxable amount, assuming the optionholder's income is subject to income tax withholding by the Company.

         Upon the sale of the shares acquired upon the exercise of an incentive stock option no sooner than two years after the grant of the option and no sooner than one year after receipt of the shares by the optionee, any capital gain recognized would be taxed to the optionee at long-term rates. Upon the sale of shares acquired upon the exercise of an incentive stock option prior to two years after the grant of an option or prior to one year after receipt of the shares by the optionee, the optionee will generally recognize, in the year of disposition, ordinary income equal to the lesser of (a) the spread between the fair market value of the shares on the date of exercise and the exercise price; and (b) the gain realized upon the disposition of those shares. The Company will be entitled to a deduction equal to the amount of income recognized as ordinary income by the optionee, so long as the Company withholds federal income tax with respect to that taxable amount (assuming the optionholder's income is subject to income tax withholding by the Company). If the spread is the basis for determining the amount of ordinary income realized by the optionee, there will be additional long-term or short-term capital gain realized if the proceeds of such sale exceed such spread.

         Upon the subsequent sale of shares acquired upon exercise of a non-qualified stock option, the optionholder will recognize long-term capital gain or loss if the shares are deemed to have been held for 12 months or more, and short-term capital gain or loss in all other cases. Currently, long-term capital gains for noncorporate taxpayers are generally taxed at a maximum rate of 20%. Short-term capital gains are taxed at the same rates as ordinary income.

Proposed Amendments to the Stock Option Plan

         Increase in Number of Shares. Presently there are six hundred thousand (600,000) shares of Common Stock reserved for issuance under the Stock Option Plan, of which fifty thousand (50,000) shares are reserved for issuance to non-employee Directors. The proposal would increase the number of shares reserved for issuance to seven hundred and fifty thousand (750,000), of which fifty thousand (50,000) shares would be reserved for issuance to non-employee Directors.

         The Board continues to believe that the equity-based awards provided under the Stock Option Plan provides the most direct link between management's performance incentive and the interests of the Company's shareholders. Of the 600,000 shares reserved for issuance under the Stock Option Plan, options for 458,490 shares have been granted and are outstanding. The Board of Directors believes that increasing that number of shares available for issuance under the Stock Option Plan is necessary and appropriate to achieve the Company's on-going management compensation objectives.

         Determination of Exercise Price. The exercise price of options under the Stock Option Plan is currently the closing price of the shares as reported on the market on which the shares are traded on the date of grant. The Board believes that because the Company's Common Stock is so thinly traded, the stock price is subject to significant fluctuation which is not necessarily representative of the underlying value of the Common Stock. Even small trades cause a significant increase or decrease in the trading price of the shares. This can have the unintended effect of causing the closing price of the Common Stock, and therefore the exercise price of the options under the Stock Option Plan, not to reflect the true market value of the Common Stock.

         The Board has determined that a more accurate measure of the fair market value of the Common Stock on the date of grant is the weighted average closing price for the twenty-one (21) calendar days before the date of grant.

The weighted average closing price is determined as follows: (a) first, add, for each of the twenty-one (21) calendar days immediately prior to the date of grant, the product of the number of shares of Common Stock traded on such date multiplied by the per share closing price on such date, and (b) second, then divide the sum of (a) above by the aggregate number of shares traded on each of the applicable days.

         Options Granted to Non-Employee Directors. Presently the Stock Option Plan provides that non-employee Directors shall receive options to purchase 1,000 shares upon their election or re-election to the Board. In lieu of the automatic grant of 1,000 shares, the proposed amendment would give the Board of Directors discretion to determine the number of options which would be granted to the non-employee Directors and the timing of such option grants. The Board believes such amendment provides the benefit of allowing more flexibility in determining commensurate option grants under the Stock Option Plan.

         Maximum Number of Options. Prior to June 30, 1998, the Stock Option Plan provided that the maximum number of shares of Common Stock with respect to which options may be granted in any calendar year to any individual shall not exceed 50,000. The Board of Directors amended that provision effective June 30, 1998 to increase such maximum number to 100,000. The Company is now seeking shareholder approval of such provision, because under the Code, shareholder approval is required to increase the maximum number of options which may be granted in a calendar year.

         Exercise of Options on Termination of Employment. Under the Stock Option Plan at present, options terminate three (3) months from the termination of employment with the Company, except that if employment is terminated by reason of retirement after reaching the age of sixty (60), then the Stock Option Committee has the authority to extend the period during which the option can be exercised. The Board is proposing that the Stock Option Plan be amended to provide that options terminate three (3) months after termination of employment, provided, however, that the Stock Option Committee has the authority to extend the period during which an option can be exercised in all cases of termination instead of just in the event of retirement after the age of sixty (60). In addition, the Stock Option Plan presently provides that if an optionee ceases to be an employee by reason of the optionee's death or permanent and total disability, the optionee or his legal representative shall have the right to exercise the options at any time within twelve (12) months after termination of employment. The Board is proposing that the Stock Option Plan be amended to clarify that such twelve (12) month exercise period shall also apply (a) in the event of termination of employment upon retirement on or after reaching the age of sixty (60) and (b) for non-employee Directors upon cessation of service on the Board.

         The Board believes that these proposals will clarify the termination provisions and provide additional flexibility to enable the Stock Option Plan to meet the goals of attracting and retaining executive personnel.

         Exercise by Tender of Shares. The Board is proposing the Stock Option Plan be amended to allow optionees, subject to the approval of the Stock Option Committee, to pay the exercise price of an option by tendering to the Company whole shares of Common Stock owned by the optionee for at least six (6) months or any combination of whole shares of Common Stock owned by such optionee and cash, having a fair market value equal to the cash exercise price of the shares with respect to which the option is being exercised. The Board believes this amendment will add flexibility, thereby enabling the Stock Option Plan to meet the goals of attracting and retaining executive personnel.

         Reload Options. The "reload option" feature is an option granted to an optionee who pays the exercise price of all or part of an option with shares of the Company's Common Stock. The reload option is for the number of shares exchanged in payment for the exercise of the original option. The reload options are subject to the following terms and conditions:

                  (a) If the original option is a non-qualified stock option, the reload option will be a non-qualified stock option. If the original option is an incentive stock option, the reload option will be an incentive stock option.

                  (b) The option price per share of the reload option is the fair market value on the date of exercise of the original option (figured in accordance with the Stock Option Plan), except that if the reload option is an incentive stock option, the option price for the reload option will be the option price of the original option if such price is greater.

                  (c) The terms and conditions of the reload options are identical to the terms and conditions of the original option. The reload option will expire no later than the tenth (10th) anniversary of the original option grant date.

                  (d) Except as otherwise provided in the original option agreement, the reload options will be automatically granted with respect to the exercise of previously granted reload options relating to the same original option.

                  (e) Reload options are conditioned on there being shares of Common Stock available for option grants under the Stock Option Plan.

                  (f) If the shares of Common Stock received by the optionee upon exercise of the original option are sold or otherwise disposed of by the optionee before the one (1) year annual anniversary of the exercise date of the original option, the reload option attributable to such original option will be immediately forfeited.

                  (g) If the optionee is no longer an employee of the Company or of one of its Subsidiaries or, in the case of a non-employee optionee, is no longer a Director of the Company on the date on which the original option is exercised, no reload option will be granted.

         The Board is proposing this amendment because it believes this added reload option feature will assist the Company in the goal of attracting and retaining executive personnel.

Recommendation of the Board of Directors

         The Board of Directors recommends that Shareholders vote "For" the amendments to the Stock Option Plan. Such action requires the approval of the holders of at least a majority of the shares of the Company's Common Stock voting in person or by proxy at the Annual Meeting, or any adjournment thereof, provided a quorum representing a majority of all outstanding shares is present.

                        VOTE REQUIRED TO APPROVE MATTERS

         A quorum for the meeting requires the presence in person or by proxy of holders of a majority of the outstanding shares of the Common Stock of the Company. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector(s) of election appointed for the meeting. Abstentions, "broker non-votes" (i.e., where brokers or nominees indicate that such persons have not received instructions from the beneficial owner or other person entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) and votes withheld will be included in the calculation of the presence of a quorum, but will not be counted as votes cast for or against the action to be taken on the matter. Therefore, abstentions or broker non-votes will have no effect in the election of Directors, but will have the same effect as a vote against a particular issue with regard to the other matters to be considered.

         The election of each Director requires a plurality of the votes cast. Votes withheld will be deemed not to have been cast. The Company's shareholders do not have the power to cumulate votes in the election of Directors by (i) multiplying the number of votes they are entitled to cast by the number of Directors for whom they are entitled to vote and (ii) casting the product for a single candidate or distributing the product among two or more candidates.

         Other actions such as the approval of the amendment to the Stock Option Plan are authorized by the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock represented in person or by proxy at the Annual Meeting.

                              SHAREHOLDER PROPOSALS

         Under Rule 14a-8 of the Securities Exchange Act of 1934, shareholders of the Company may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of shareholders by submitting their proposals to the Company in a timely manner. In order to be included for the next annual meeting, shareholder proposals must be received at the Company's principal office, 54 Monument Circle, Suite 600, Indianapolis, Indiana 46204, Attention: Secretary, no later than December 1, 1999, and must otherwise comply with the requirements of Rule 14a-8.

         In addition, if a shareholder intends to present a proposal at the next annual meeting of shareholders without including the proposal in the proxy materials for that meeting, and if the proposal is not received by the Company by February 14, 1999, then the proxies designated by the Board of Directors for that meeting may vote in their discretion on any proposal any shares for which they have been appointed proxies without mention of such matter in the Company's proxy statement or on the proxy card for that meeting.

                                  OTHER MATTERS

         Management is not aware of any business to come before the Annual Meeting other than those matters described in the Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Common Stock. In addition to solicitation by mail, Directors, officers, and employees of the Company may solicit proxies personally or by telephone without additional compensation.

         Each Shareholder is urged to complete, date and sign the proxy and return it promptly in the enclosed return envelope.

         Insofar as any of the information in this Proxy Statement may rest peculiarly within the knowledge of persons other than the Company, the Company relies upon information furnished by others for the accuracy and completeness thereof.


                                           By Order of the Board of Directors


                                             /s/ Andre B. Lacy
                                           Andre B. Lacy, Chairman of the Board
                                           and Chief Executive Officer

                                                                       Exhibit A


                               FINISHMASTER, INC.
                                STOCK OPTION PLAN
                        (EFFECTIVE AS OF APRIL 29, 1999)


          1. Purpose. The purpose of the FinishMaster, Inc. Stock Option Plan (the "Plan") is to provide to certain officers and other key employees of FinishMaster, Inc. (the "Corporation") or its wholly-owned subsidiaries (the "Subsidiaries"), as well as to directors who are not employees of the Corporation, who are materially responsible for the management or operation of the business of the Corporation or the Subsidiaries, a favorable opportunity to acquire Common Stock, without par value, of the Corporation ("Common Stock"), thereby providing them with an increased incentive to work for the success of the Corporation and the Subsidiaries and to enable the Corporation and the Subsidiaries to attract and retain capable executive personnel. The means by which an individual may acquire Common Stock is the grant to an officer, director or key employee of an option to acquire shares of Common Stock (an "Option") in accordance with Section 5 hereof.

          2. Administration of the Plan. The Plan shall be administered, construed and interpreted by the Board of Directors or by a committee of the Corporation's Board of Directors (the "Committee"). The Committee must be composed of two or more persons who qualify as "Non- Employee Directors" within the meaning of Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act") and as "outside directors" as defined in Treasury Reg. ss. 1.162-27(e)(3). The decision of a majority of the members of the Committee shall constitute the decision of the Committee, and the Committee may act either at a meeting at which a majority of the members of the Committee is present or by a written consent signed by all members of the Committee. The Committee shall have the sole, final and conclusive authority to determine consistent with and subject to the provisions of the Plan:

                  (a) the individuals (the "Optionees") to whom Options are granted under the Plan;

                  (b) the time when Options shall be granted hereunder;

                  (c) the time or times when an Option shall become vested and first exercisable;

                  (d) the number of shares of Common Stock of the Corporation to be covered under each Option;

                  (e) the price to be paid upon the exercise of each Option;

                  (f) the period within which each Option may be exercised;

                  (g) the extent to which an Option is an incentive stock option or a non-qualified stock option; and

                  (h) the terms and conditions of the respective agreements by which Options shall be evidenced.

The Committee shall also have authority to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable in the administration of the Plan.

          3.      Eligibility.

                  (a) Employee. The Committee may, consistent with the purposes of the Plan, grant Options to officers and other key employees of the Corporation or of its Subsidiaries who in the opinion of the Committee are from time to time materially responsible for the management or operation of the business of the Corporation or of its Subsidiaries; provided, however, that in no event may any employee who owns (after application of the ownership rules in ss. 424(d) of the Internal Revenue Code of 1986, as amended (the "Code")) shares of Common Stock possessing more than 10% of the total combined voting power of all classes of Common Stock of the Corporation be granted an incentive stock option hereunder unless at the time such option is granted the option price is at least 110% of the fair market value of the Common Stock subject to the Option and such incentive stock option by its terms is not exercisable after the expiration of five (5) years from the date such Option is granted.

                  (b) Director. The Board of Directors may, consistent with the purposes of the Plan, grant to each Non-Employee Director Options to purchase a number of shares of Common Stock (as determined by the Board of Directors in accordance with the Company's By-Laws and applicable laws). All of such Options to be awarded to Non-Employee Directors shall be "non-qualified" stock options (i.e., not qualified under Section 422 of the Code).

                  (c) Miscellaneous. Subject to the provisions of Section 4 hereof, an individual who has been granted an Option under the Plan, if he is otherwise eligible, may be granted an additional Option or Options if the Committee shall so determine. The maximum number of shares of Common Stock with respect to which Options may be granted in any calendar year to any individual shall not exceed one hundred thousand (100,000).

          4. Stock Subject to the Plan. There shall be reserved for issuance upon the exercise of Options granted under the Plan, seven hundred and fifty thousand (750,000) shares of Common Stock which may be authorized but unissued shares of the Corporation, of which fifty thousand (50,000) shares shall be reserved for issuance to Directors who are not otherwise employees of the Corporation. Subject to Section 6 hereof, the shares for which Options may be granted under the Plan shall not exceed that number. If any Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall (unless the Plan shall have terminated) become available for other Options under the Plan.

         5. Terms of Option. Each Option granted under the Plan shall be subject to the following terms and conditions and to such other terms and conditions not inconsistent therewith as the Committee may deem appropriate in each case:

                  (a) Option Price. The price to be paid for shares of Common Stock upon the exercise of each Option shall be the weighted average closing price for the last twenty-one (21) calendar days prior to the date of the grant (with such weighted price determined in the manner set forth below), but such price in the case of an incentive stock option in no event shall be less than the fair market value, as determined by the Committee consistent with the requirements of ss. 422 of the Code, of Common Stock on the date on which the Option is granted. For purposes of this Section, the weighted price shall be determined as follows: (i) first, add, for each of the applicable twenty-one (21) calendar days, the product of the number of shares of Common Stock traded on such date multiplied by the per share closing price on such date, and (ii) second, then divide the sum of (i) above by the aggregate number of shares traded on each of the applicable days to calculate the weighted average.

                  (b) Period for Exercise of Option. An Option shall not be exercisable after the expiration of such period as shall be fixed by the Committee at the time such Option is granted, but such period in no event shall exceed ten (10) years from the date on which such Option is granted.

                  (c) Exercise of Options. The option price of each share of Common Stock purchased upon exercise of an Option shall be paid in full
         (1) in cash at the time of such exercise, (2) if the Optionee may do so in conformity with Regulation T (12 C.F.R. Section 220.3(e)(4)) and without violating Section 16(b) or (c) of the 1934 Act (to the extent applicable) and to the extent permitted under the agreement entered into by the Committee and the Optionee relating to the Option, by delivering a properly executed exercise note together with irrevocable instructions to a broker to deliver promptly to the Corporation the total option price in cash and, if desired, the amount of any taxes to be withheld from the Optionee's compensation for the Optionee's portion of any withholding tax obligation, as specified in such notice, or (3) subject to the approval of the Committee, by tendering to the Corporation whole shares of Common Stock owned by the Optionee for at least six (6) months or any combination of whole shares of Common Stock owned by him and cash, having a fair market value equal to the cash exercise price of the shares with respect to which the Option is being exercised. For this purpose, the fair market value of the shares tendered by the Optionee shall be computed as of the exercise date in such manner as determined by the Committee, consistent with the requirements of ss. 422 of the Code. The Committee shall have the authority to grant Options exercisable in full at any time during their term, or exercisable in such installments, equal or non-equal, as the Committee shall determine. An Option may be exercised at any time or from time to time during the term of the Option as to any or all whole shares which have become subject to purchase pursuant to the terms of the Option (including, without limitation, any quotas with respect to option exercise) or the Plan.

                  (d)      Termination of Option.

                           (1) Employee. Except as set forth in the provisos immediately succeeding this sentence or the Option agreement itself, if an employee Optionee ceases to be an employee of the Corporation or one of its Subsidiaries or if there is a disposition of a Subsidiary for which the Optionee performed the majority of his or her services, any Option granted to such Optionee shall terminate at the expiration of three (3) months from such cessation; provided, however, that if an Optionee ceases to be an employee of the Corporation or one of its Subsidiaries solely by reason of such Optionee's retirement upon or after reaching age sixty (60) or if cessation of the Optionee's employment is due to the Optionee's death or the Optionee's permanent and total disability, the Optionee or, if deceased, his or her legal representative shall have the right to exercise options granted to such Optionee at any time within twelve (12) months after such cessation; provided, further, that the Committee may, in its sole and complete discretion, extend the period within which the Options held by such Optionee may be exercised following cessation of his or her employment to the end of the period fixed by the Committee for each such Option at the time it was granted in accordance with subsection 5(b) above. Leave of absence approved by the Committee shall not constitute cessation of employment.

                           (2) Non-Employee Optionee. Except as set forth in subsection (3) of this Section 5(d), if an Optionee ceases to be a Director of the Corporation, any Option granted to such Optionee shall terminate at the expiration of twelve (12) months from such cessation.

                           (3) Miscellaneous. Notwithstanding the foregoing provisions of this subsection 5(d), no Option shall in any event be exercisable after the expiration of the period fixed by the Committee in accordance with subsection 5(b) above.

                  (e) Nontransferability of Option. An Optionee's rights under the Plan may not be transferred by the Optionee otherwise than by will or the laws of descent and distribution, and during the lifetime of the Optionee shall be exercisable only by the Optionee.

                  (f) Investment Representations. Unless the transfer of shares of Common Stock subject to an Option are registered under applicable federal and state securities laws, each Optionee by accepting an Option shall be deemed to agree for himself and his legal representatives that any Option granted to him and any and all shares of Common Stock purchased upon the exercise of the Option shall be acquired for investment and not with a view to, or for the sale in connection with, any distribution thereof, and each notice of the exercise of any portion of an Option shall be accompanied by a representation in writing, signed by the Optionee or his legal representatives, as the case may be, that the shares of Common Stock are being acquired in good faith for investment and not with a view to, or for sale in connection with, any distribution thereof (except in case of the Optionee's legal representatives for distribution, but not for sale, to his legal heirs, legatees and other testamentary beneficiaries). Any shares issued pursuant to an exercise of an option may, but need not, bear a legend evidencing such representations and restrictions.

                  (g) Maximum Incentive Stock Options. The aggregate fair market value (determined as of the time the Option is granted) of Common Stock subject to incentive stock options that are exercisable for the first time by an employee during any calendar year under the Plan or any other plan of the Corporation or any Subsidiaries shall not exceed $100,000. For this purpose, the fair market value of such shares shall be determined as of the date the Option is granted and shall be computed in such manner as shall be determined by the Committee, consistent with the requirements of ss. 422 of the Code. If the immediate exercisability of incentive stock options arising from the retirement, death or permanent and total disability of an Optionee consistent with the terms of the applicable option agreement would cause this $100,000 limitation to be exceeded for an Optionee, such incentive stock options shall automatically be converted into non-qualified stock options as of the date on which such incentive stock options become exercisable but only to the extent necessary to comply with the $100,000 limitation.

                  (h) Agreement. Each Option shall be evidenced by an agreement between the Optionee and the Corporation which shall provide, among other things, that, with respect to incentive stock options, the Optionee shall advise the Corporation immediately upon any sale or transfer of the shares of Common Stock received upon exercise of the Option to the extent such sale or transfer takes place prior to the later of (a) two (2) years from the date of grant or (b) one (1) year from the date of exercise. The agreement shall include the Option term and exercise conditions.

                  (i) Certificates. The certificate or certificates for the shares issuable upon an exercise of an Option shall be issued as promptly as practicable after such exercise. An Optionee shall not have any rights of a shareholder in respect to the shares of Common Stock subject to an Option until the date of issuance of a stock certificate to him for such shares. In no case may a fraction of a share be purchased or issued under the Plan, but if, upon the exercise of an Option, a fractional share would otherwise be issuable, the Corporation shall either (a) sell the same and credit the proceeds of the sale to the Optionee or (b) credit to the Optionee a cash sum equal to the market value of such fractional share interest on the date such fractional share interest was created.

                  (j) No Right to Continued Service. Nothing in the Plan or in any agreement entered into pursuant hereto shall confer on any person any right to continue in the employ of the Corporation or its Subsidiaries or affect any rights of the Corporation, a Subsidiary, or the shareholders of the Corporation may have to terminate his service at any time.

                  (k) Incentive Stock Options and Non-Qualified Stock Options. Options granted under the Plan may be incentive stock options under ss. 422 of the Code or non-qualified stock options. All Options granted hereunder shall be clearly identified as either incentive stock options or non-qualified stock options. In no event shall the exercise of an incentive stock option affect the right to exercise any non-qualified stock option, nor shall the exercise of any non-qualified stock option affect the right to exercise any incentive stock option. Nothing in the Plan shall be construed to prohibit the grant of incentive stock options and non-qualified stock options to the same person; provided, however, that incentive stock options and non-qualified stock options shall not be granted in a manner whereby the exercise of one non-qualified stock option or incentive stock option affects the exercisability of the other.

                  (l) Reload Feature. Each and every option granted under the Plan (the "Original Option") shall be accompanied by a Reload Option as described below. A "Reload Option" is an option that is granted (i) to an Optionee who pays for exercise of all or part of such Original
         Option  with  shares of the  Corporation's  Common  Stock  pursuant  to
         Section 5(c), and (ii) for the same number of shares as are exchanged in payment for the exercise of such Original Option. All such Reload Options granted hereunder shall be subject to all the following terms and conditions:

                           (1) If the Original Option is a  non-qualified  stock
                  option, the Reload Option shall be a non-qualified stock option, and, if the Original Option is an incentive stock option, the Reload Option shall be an incentive stock option.

                           (2) The option  price per share of the Reload  Option
                  shall be the then current fair market value per share of the Common Stock as of the date of exercise of the Original Option (as determined consistent with Section 5(a)); provided, however, that if the Reload Option is as an incentive stock option under the Original Option Agreement, the option price for the Reload Option shall, if greater, be the option price of the Original Option (as the price is adjusted, if applicable, pursuant to Section 6 hereunder).

                           (3) The terms and  conditions  of the Reload  Options
                  shall be identical to the terms and conditions of the Original Option. The Reload Option shall expire no later than the tenth
                  (10th) annual anniversary of the Original Option grant date; provided, however, that a Reload Option shall under no circumstances be exercisable before the one (1) year annual anniversary of the date on which the Original Option is exercised.

                           (4) Except as otherwise provided in the Original Option Agreement, the Reload Options shall be automatically granted with respect to the exercise of previously granted Reload Options relating to the same Original Option.

                           (5) Reload  Options shall be  conditioned  upon there
                  being shares available for option grant under Section 4. If there are not shares available for option grant at the time the Reload Option is triggered, the number of shares subject to the Reload

                  Option shall be reduced to the extent necessary not to exceed the limit set forth in Section 4.

                           (6) If the  shares of Common  Stock  received  by the
                  Optionee upon exercise of the Original Option are sold or otherwise disposed of by the Optionee before the one (1) year annual anniversary of the exercise date of the Original Option, the Reload Option attributable to such Original Option shall be immediately forfeited and not be available for exercise.

                           (7) If the  Optionee  is no longer an employee of the
                  Corporation or of one of its Subsidiaries or, in the case of a non-employee Optionee, is no longer a Director of the
                  Corporation at the date on which the Original Option is exercised, no Reload Option shall be granted with respect to the Original Option.

         6. Adjustment of Shares. In the event of any change after the effective date of the Plan in the outstanding shares of stock of the Corporation by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares, exchange of shares, merger or consolidation, liquidation, or any other change after the effective date of the Plan in the nature of the shares of stock of the Corporation, the Committee shall determine what changes, if any, are appropriate in the number and kind of shares of stock reserved under the Plan, in the number of shares which may be issued to any individual in any calendar year and in the option price under and the number and kind of shares of stock covered by outstanding Options granted under the Plan. Any determination of the Committee hereunder shall be conclusive.

         7. Amendment. The Board of Directors of the Corporation may amend the Plan from time to time, except that without the approval of the Corporation's shareholders:

                  (a) the number of shares of Common Stock which may be reserved for issuance under the Plan may not be increased except as provided in
         Section 6 hereof;

                  (b) the period during which an Option may be exercised may not be extended beyond ten (10) years from the date on which such Option was granted;

                  (c) the class of employees to whom options may be granted under the Plan may not be modified materially; and

                  (d) no other amendment to the Plan may be made which requires the approval of the Corporation's shareholders under applicable law or under the rules and regulations of the stock market through which shares of Common Stock are traded.

         No amendment of the Plan may, without the consent of the Optionee, make any changes in any outstanding Option theretofore granted under the Plan which would adversely affect the rights of such Optionee.

          8. Termination. The Board of Directors of the Corporation may terminate the Plan at any time and no Option shall be granted thereafter. Such termination, however, shall not affect the validity of any Option theretofore granted under the Plan. In any event, no stock option may be granted after the conclusion of a ten (10) year period commencing on the date the Plan was adopted. The Board of Directors of the Corporation may from time to time suspend or discontinue the Plan with respect to any shares as to which Options have not been granted.

         9. Successors. The Plan shall be binding upon the successors and assigns of the Corporation.

         10. Governing Law. The terms of Options granted hereunder and the rights and obligations hereunder of the Corporation, the Optionees and their successors in interest shall, except to the extent governed by federal law, be governed by Indiana law without regard to conflict of law rules.

         11. Government and Other Regulations. The obligations of the Corporation to issue or transfer and deliver shares under Options granted under the Plan shall be subject to compliance with all applicable laws, governmental rules and regulations, and administrative action.

         12. Effective Date. The Plan became effective when it was approved by the Corporation's Board of Directors.

                                 REVOCABLE PROXY

                               FINISHMASTER, INC.

                         Annual Meeting of Shareholders
                                 April 29, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Andre B. Lacy and Thomas U. Young, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of FinishMaster, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at University Place Conference Center & Hotel, 850 West Michigan Street, Indianapolis, Indiana, on Thursday, April 29, 1999, at 10:00 A.M., local time, and at any and all adjournments thereof, as follows on the reverse side.

         THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

[SEE REVERSE SIDE]
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                                              [SEE REVERSE SIDE]

[X] Please mark votes as in this example.

The Board of Directors recommends a vote "FOR" each of the listed propositions.

1. The election as directors of all nominees listed below for a one year term expiring at the next annual meeting, except as marked to the contrary. Nominees: Andre B. Lacy, Thomas U. Young, Margot L. Eccles, Walter S. Wiseman, Peter L. Frechette, Michael L. Smith and David W. Knall

         FOR ALL NOMINEES [ ]       [ ] WITHHELD FROM ALL NOMINEES

[ ]      ______________________________________
         For all nominees except as noted above

2.       Approval of the amendment to the FinishMaster, Inc. Stock Option Plan.

         [ ]  FOR             [ ]  AGAINST              [ ]  ABSTAIN

3. In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    [ ]

This Proxy may be revoked at any time prior to the voting thereof.

The undersigned acknowledges receipt from the Company, prior to the execution of the proxy, of notice of the meeting, a proxy statement and an Annual Report to Shareholders.

Please sign as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Signature:____________________________ Date:______________

Signature:____________________________ Date:______________